Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 16, 2021 relating to the financial statements of Lakeland Industries, Inc. and the effectiveness of Lakeland Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the year ended January 31, 2021.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

September 3, 2021